Exhibit 10.10

AVAST SOFTWARE N.V.

2012 EMPLOYEE STOCK PURCHASE PLAN

1.             Purpose.  The purpose of the Plan is to provide incentive for present and future eligible Employees to acquire equity interests (or increase existing equity interests) in the Company through the purchase of Shares.  It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code.  Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

2.             Definitions.

(a)           “Applicable Exchange” means the NASDAQ Stock Market or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Shares.

(b)           “Applicable Percentage” means the percentage specified in Section 7(b), subject to adjustment by the Committee as provided in Section 7(b).

(c)           “Board” means the Board of Directors of the Company.

(d)           “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

(e)           “Committee” means the committee appointed by the Board to administer the Plan as described in Section 15 or, in the absence of a committee, the Board.

(f)            “Company” means Avast Software N.V., a company incorporated and existing under the laws of The Netherlands (registered number 17182514).

(g)           “Compensation” means, with respect to each Participant for each pay period:  base salary, wages, overtime, shift premium, performance bonus and sales bonus paid to such Participant by the Company or a Designated Subsidiary.  Except as otherwise determined by the Committee, “Compensation” does not include: (i) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (ii) any automobile or relocation allowances (or reimbursement for any such expenses), (iii) any amounts paid as a starting bonus or referral fee, (iv) any amounts realized from the exercise of any stock options or incentive awards, (v) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vi) other similar forms of extraordinary compensation.

(h)           “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is provided either by contract or statute.

(i)            “Designated Subsidiaries” means the Subsidiaries (if any) whose employees have been designated by the Board in writing from time to time in its discretion as eligible to participate in the Plan.

(j)            “Disability” means permanent and total disability as determined under the Company’s or a Designated Subsidiary’s long-term disability plan applicable to the Employee, or, if there is no such plan applicable to the Employee, as determined by the Committee.

(k)           “Effective Date” means the date described in Section 31.

(l)            “Employee” means any individual designated as an employee of the Company or a Designated Subsidiary on the payroll records thereof.  Employee status shall be determined consistent with Treasury Regulation section 1.421-1(h), or its successor provision.

(m)          “Entry Date” means the first Trading Day of each Exercise Period.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Exercise Date” means the last Trading Day of each Exercise Period.

(p)           “Exercise Period” means, subject to adjustment as provided in Section 4(b), the approximately six (6) month period beginning on each July 1 and ending the last Trading Day on or before December 31 of such year, or beginning on each January 1 and ending the last Trading Day on or before June 30 of such year.

(q)           “Exercise Price” means the price per Share offered in a given Exercise Period determined as provided in Section 7(b).

(r)            “Fair Market Value” means, if the Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select.  If the Shares are not listed on a national securities exchange, the Fair Market Value of a Share shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 423 of the Code to be the fair market value of a Share.

(s)           “IPO” means an initial public offering of the Shares pursuant to a registration statement filed with the SEC under the Securities Act as a result of which the Shares become listed on one or more nationally recognized securities exchanges.

(t)            “IPO Date” means the date on which the Company’s registration statement on Form F-1 for its IPO becomes effective.

(u)           “Participant” means an Employee who is eligible to participate in the Plan under Section 3 and who has elected to participate in the Plan by filing an enrollment agreement as provided in Section 5 hereof.

(v)           “Plan” means the Avast Software N.V. 2012 Employee Stock Purchase Plan, as in effect from time to time.

(w)          “Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

(x)            “Securities Act” means the Securities Act of 1933, as amended.

(y)           “Share” means a share of common stock of EUR 0.24 par value in the capital of the Company (including any new, additional or different stock or securities resulting from any change in capitalization pursuant to Section 14(b)).

(z)            “Subsidiary” means any corporation, U.S. or non-U.S., of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(aa)         “Trading Day” means a day on which the Applicable Exchange is open for trading.

3.             Eligibility.

(a)           General Rule.  Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.

(b)           Exclusions.  Notwithstanding the provisions of Section 3(a), the Committee, in its discretion, may (but is not required to) exclude from participation in any Exercise Period under the Plan any Employees:  (i) whose customary employment is twenty (20) hours or less per week, (ii) whose customary employment is for not more than five (5) months in any calendar year, (iii) who have been employed less than two (2) years, and/or (iv) who are highly compensated employees (within the meaning of Section 414(q) of the Code).

4.             Exercise Periods.

(a)           In General.  The Plan shall generally be implemented by a series of Exercise Periods, each of which lasts approximately six (6) months.

(b)           Changes by Committee.  The Committee shall have the authority to make changes to the occurrence, duration and/or the frequency of Exercise Periods with respect to future Exercise Periods if any such change is announced prior to the scheduled beginning of the first Exercise Period to be affected, provided that the duration of an Exercise Period may not exceed five (5) years from the Entry Date (or the expiration of such other applicable period specified under Section 423(b)(7) of the Code (or any successor provision of the Code thereto)).

5.             Participation.  Employees meeting the eligibility requirements of Section 3 hereof may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company (or a person or firm designated by the Committee) not later than the close of business for the Company on the last business day before such Entry Date, or such earlier time as the Committee may prescribed with respect to Employees generally.  Notwithstanding the foregoing, eligible Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from the Plan if (a) the grant of an option under the Plan or any offering to a citizen or resident of the non-U.S. jurisdiction is prohibited under the laws of such jurisdiction, or (b) compliance with the laws of the non-U.S. jurisdiction would cause the Plan or the offering to violate the requirements of Section 423 of the Code, in each case, to the extent allowed under Section 423 of the Code.

6.             Plan Contributions.

(a)           Contribution by Payroll Deduction.  Except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by after-tax payroll deductions by the Company or Designated Subsidiary.  The Committee may, but need not, permit Participants to make after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine.  All such additional contributions shall be made in a manner consistent with the provisions of Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

(b)           Payroll Deduction Election on Enrollment Agreement.  At the time a Participant files the enrollment agreement with respect to an Exercise Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Exercise Period that he or she is a Participant in an amount not less than 1% and not more than 10% of the Participant’s Compensation on each payroll date during the portion of the Exercise Period that he or she is a Participant.  The amount of payroll deductions must be a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant’s Compensation. The amount of payroll deductions may be adjusted to the extent required by applicable law or a court decision.

(c)           Commencement of Payroll Deductions.  Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions shall commence with the earliest administratively practicable payroll period that begins on or after the Entry Date with respect to which the Participant files (or is deemed to file) an enrollment agreement in accordance with Section 5 (or in accordance with Section 6(d)).

(d)           Automatic Continuation of Payroll Deductions.  Unless a Participant elects otherwise prior to the Exercise Date of an Exercise Period, in accordance with Section 6(e), such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Exercise Period (and, for purposes of such Exercise Period the Participant’s “Entry Date” shall be deemed to be the first day of such Exercise Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Exercise Period as was in effect for the Participant immediately prior to the commencement of the succeeding Exercise Period.

(e)           Change of Payroll Deduction Election.  A Participant may decrease or increase the rate or amount of his or her payroll deductions during an Exercise Period (within the limitations of Section 6(b) above) by completing and filing with the Company (or a person or firm designated by the Committee) a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Exercise Period.  Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount shall be effective as of the earliest administratively practicable payroll period that begins on or after the date the Committee receives the new enrollment agreement.  Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a).

(f)            Automatic Changes in Payroll Deduction.  The Company may decrease a Participant’s rate of payroll deductions, but not below zero percent, at any time during an Exercise Period to the extent necessary to comply with Section 423(b)(8) of the Code or any other applicable law or Section 7(a) or Section 7(c).  Payroll deductions shall recommence at the rate provided in the Participant’s enrollment agreement at the beginning of the first Exercise Period beginning in the following calendar year, unless the Participant’s participation terminates as provided in Section 13(a).

7.             Grant of Option.

(a)           Shares Subject to Option.  On a Participant’s Entry Date, subject to the limitations set forth in Section 7(c), the Participant shall be granted an option to purchase on the subsequent Exercise Date (at the Exercise Price determined as provided in Section 7(b) below) up to a number of Shares determined by dividing such Participant’s Plan Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided that the maximum number of Shares a Participant may purchase during any Exercise Period shall be 8 Shares.  No fractional Shares shall be issued upon the exercise of an option under the Plan.

(b)           Exercise Price.  The Exercise Price per Share offered to each Participant in a given Exercise Period shall be the Applicable Percentage of the Fair Market Value of a Share on the Exercise Date.  The Applicable Percentage with respect to each Exercise Period shall be 85% unless and until such Applicable Percentage is increased by the Committee, in its discretion, provided that any such increase in the Applicable Percentage with respect to a given Exercise Period must be established prior to the Entry Date thereof.

(c)           Limitations on Options that may be Granted.  Notwithstanding any provision of the Plan to the contrary, (i) no Employee may participate in the Plan if such Employee, immediately after the applicable Entry Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or of any other related corporation for purposes of Section 423 of the Code, and (ii) an Employee shall not be permitted to purchase during any one calendar year Shares pursuant to the Plan and pursuant to all other employee stock purchase plans of the Company and any Subsidiary, and any other related corporation for purposes of Section 423 of the Code, which are intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value, determined as of the applicable Entry Dates (or such other amount as may be adjusted from time to time under applicable provisions of the Code), as determined in accordance with Section 423(b)(8) of the Code.

(d)           No Rights as Shareholder.  A Participant will have no interest or voting, dividend or other shareholder rights in the Shares covered by his option until such option has been exercised.

8.             Exercise of Options.  A Participant’s option for the purchase of Shares will be exercised automatically on each Exercise Date, and the maximum number of full Shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan, subject to the limitations in Section 7(a) and Section 7(c) and any other limitation in the Plan.  Any Plan Contributions accumulated in a Participant’s account that are not sufficient to purchase a full Share shall be retained in such account for any subsequent Exercise Period, subject to earlier withdrawal by the Participant as provided in Section 13(a).  Any other monies remaining in a Participant’s account after the Exercise Date shall be returned to the Participant or his or her beneficiary or other applicable person in accordance with Section 11 in cash, without interest.  During a Participant’s lifetime, such Participant’s option to purchase Shares hereunder is exercisable only by such Participant.

9.             Issuance of Shares.

(a)           Delivery of Shares.  The Company (or a person or firm designated by the Committee) will hold in book entry in the name and on behalf of each Participant the Shares purchased by each Participant under the Plan.  Upon receipt of written request from or on behalf of a Participant, the Company (or a person or firm designated by the Committee) shall, as promptly as practicable, arrange for the delivery to such Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account for the benefit of such Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the Shares purchased under the Plan, and the Company shall assume, to the extent relevant under the applicable law, for tax purposes, such Participant’s disposition of such Shares (unless such Participant clearly advises the Company (or a person or firm designated by the Committee) otherwise in writing); provided that in lieu of delivering a certificate representing any fractional Share, the Company shall pay to the Participant or credit to the Participant’s account the Fair Market Value of such fractional Share.  In the event that a Participant provides a written statement of his or her intention not to sell or otherwise dispose of such Shares as set forth in the foregoing sentence, such Participant shall be required to report to the Company (or a person or firm designated by the Committee) any subsequent disposition of such Shares prior to the expiration of the holding periods specified by Section 423(a)(1) of the Code.  If and to the extent that such disposition imposes upon the Company or a Designated Subsidiary federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company or a Designated Subsidiary an otherwise available tax deduction, the Participant must remit to the Company or a Designated Subsidiary an amount sufficient to satisfy those requirements.

(b)           Registration of Shares.  Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

(c)           Compliance with Applicable Laws.  The Plan, the grant and exercise of options to purchase Shares under the Plan, and the Company’s obligation to sell and deliver Shares upon the exercise of options to purchase Shares shall be subject to compliance with all applicable federal, state and non-United States laws, rules and regulations and the requirements of any stock exchange on which the Shares may then be listed.

(d)           Withholding.  The Company or a Designated Subsidiary may make such provisions as it deems appropriate for withholding by the Company or a Designated Subsidiary pursuant to federal, state, local and non-United States tax laws of such amounts as the Company or a Designated Subsidiary determines it is required to withhold in connection with the purchase or sale by a Participant of any Shares acquired pursuant to the Plan.  The Company or a Designated Subsidiary may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Shares to such Participant.

10.           Participant Accounts.

(a)           Bookkeeping Accounts Maintained.  Individual bookkeeping accounts will be maintained for each Participant to account for the balance of his or her Plan Contributions, options issued, and Shares purchased under the Plan.  However, all Plan Contributions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions.  All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

(b)           Participant Account Statements.  Unless otherwise determined by the Committee, statements of account will be given to Participants quarterly, which statements will set forth the amounts of Plan Contributions, the Exercise Price and the number of Shares purchased.

11.           Designation of Beneficiary.

(a)           Designation.  A Participant may file with the Company (or a person or firm designated by the Committee) a written designation of a beneficiary who is to receive any Shares and/or cash, if any, otherwise deliverable from the Participant’s account in the event of the Participant’s death prior to delivery to the Participant thereof, to the extent permitted and recognized by applicable law.

(b)           Change of Designation; Absence of Designated Beneficiary.  A Participant’s beneficiary designation may be changed by the Participant at any time in the manner designated by the Company (or a person or firm designated by the Committee).  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan in accordance with applicable law who is living at the time of such Participant’s death, the Company (or a person or firm designated by the Committee) shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company (or a person or firm designated by the Committee), in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.           Transferability.  Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11).  Any attempted such assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).

13.           Withdrawal; Termination of Employment.

(a)           Withdrawal.  A Participant may withdraw from the Plan at any time by giving written notice to the Company (or a person or firm designated by the Committee).  Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account.  All Shares held in the Participant’s account, and all Plan Contributions credited to the Participant’s account, if any, and not yet invested in Shares, will be distributed to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal.  The Participant’s unexercised options to purchase Shares pursuant to the Plan automatically will be terminated.  Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Exercise Period in accordance with Section 5 and subject to the restriction provided in Section 13(b), below.

(b)           Effect of Withdrawal on Subsequent Participation.  A Former Participant who has withdrawn from the Plan pursuant to Section 13(a) shall be eligible to participate in the Plan at the beginning of the next Exercise Period following the date the Former Participant withdrew, and the Former Participant must submit a new enrollment agreement in order to again become a Participant as of that date.

(c)           Change in Employment Status Due to Death or Disability.  Participant’s death or Disability, the Participant, or, in the case of death, the Employee’s beneficiary or other person identified in Section 11(b) shall have the right to elect, by written notice given to the Company (or a person or firm designated by the Committee) prior to the next following Exercise Date:

(i)            to withdraw all of the cash (without interest) and Shares credited to such Participant’s account under the Plan, or

(ii)           to purchase the number of full Shares which the balance in the Participant’s account will purchase at the Exercise Date next following the date of such Participant’s death or Disability.

In the event that no written notice of election pursuant to this Section 13(c) shall be received by the Company at least ten (10) days prior to the first Exercise Date following the Participant’s death or Disability, the Participant or beneficiary, as the case may be, shall be deemed to have elected to withdraw the amount credited to the Participant’s account.

14.           Shares Available under the Plan.

(a)           Number of Shares.  Subject to adjustment as provided in Section 14(b), the maximum number of Shares that shall be made available for sale under the Plan shall be 1,200.  Such Shares subject to the Plan may be authorized and unissued shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing.  If and to the extent that any option to purchase reserved shares shall not be exercised by any Participant for any reason or if any option to purchase reserved Shares shall terminate as provided herein, Shares that have not been so purchased thereunder shall again become available for purchase under the Plan unless the Plan shall have been terminated, but all Shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b)           Adjustments Upon Changes in Capitalization; Company Transactions.

(i)            If the outstanding Shares are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, including as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, or there occurs a separation, spin-off or other distribution of stock or property (including any extraordinary dividend) affecting the Company, then appropriate adjustments shall be made in the number and/or kind of shares, and the per-share exercise price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan, in each case as determined by the Committee, in its discretion, and the Committee’s determination shall be conclusive.

(ii)           In the event of any proposed dissolution or liquidation of the Company, immediately prior to the consummation of such proposed action, any outstanding Exercise Period will terminate, and all Shares held in Participant accounts, and all Plan Contributions credited to Participant accounts and not yet invested in Shares, will be distributed to each applicable Participant, unless otherwise provided by the Committee.

(iii)          In the event of sale of all or substantially all of the Company’s assets, or a merger, amalgamation, consolidation, acquisition or exchange of shares or similar event affecting the Company (each, a “Company Transaction”), then, as determined by the Committee, in its discretion, which determination shall be conclusive, either:

(A)          each option under the Plan shall be assumed or an equivalent option shall be substituted by the Company’s successor corporation or a parent corporation (as defined in Section 424(e) of the Code) of such successor corporation, unless the Committee determines, in the exercise of its discretion, and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the “New Exercise Date”).  If the

Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Company shall notify each Participant in writing, prior to the New Exercise Date, that the Exercise Date for such Participant’s option has been changed to the New Exercise Date, and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a).  For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Company Transaction, the option confers the right to purchase, for each Share subject to the option immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Shares for each Share held on the effective date of the Company Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if the consideration received in the Company Transaction was not solely common stock or Shares of the successor corporation or its parent corporation (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common Shares or ordinary Shares of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by the holders of Shares in the Company Transaction; or

(B)           the Plan shall terminate and all Shares held in Participant accounts, and all the Plan Contributions credited to Participant accounts and not yet invested in Shares, will be distributed to each applicable Participant.

(iv)          In all cases, the Committee shall have discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants.  No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

15.           Administration.

(a)           Committee.  The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions.  Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan to the extent permitted under applicable law, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the discretion of the Committee.  If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.  The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.  The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.  Subject to applicable laws, rules, and regulations, the Committee may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company or any Subsidiary and revoke any such delegation.  In addition, the Committee shall have the authority to retain and engage such third parties as it shall determine necessary to assist with the administration of the Plan.

(b)           Requirements of Exchange Act.  Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

16.           Amendment, Suspension, and Termination of the Plan.

(a)           Amendment of the Plan.  The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided that (i) except as otherwise provided by Section 4(b) or Section 14(b), or to comply with any applicable law, regulation or rule, no such amendment may make any change in any option theretofore granted which materially adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto.  To the extent necessary to comply with Rule 16b-3, Section 423 of the Code, or any other applicable law, regulation or rule, the Company shall obtain shareholder approval of any such amendment.

(b)           Suspension of the Plan.  The Board or the Committee may, at any time, suspend the Plan; provided that the Board or Committee provides notice to the Participants prior to the effectiveness of such suspension.  The Board or the Committee may resume the normal operation of the Plan as of any Entry Date; provided that the Board or Committee provides notice to the Participants prior to the date of termination of the suspension period.  A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period.  The Plan shall resume its normal operation upon termination of a suspension period.

(c)           Termination of the Plan.  The Plan and all rights of Participants hereunder shall terminate on the earliest of:

(i)            the Exercise Date at which Participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase under the Plan;

(ii)           such date as is determined by the Board in its discretion; or

(iii)          the last Exercise Date immediately preceding the tenth (10th) anniversary of the Effective Date.

In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved Shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.

17.           Sub-Plans.  The Committee may adopt and amend stock purchase sub-plans with respect to employees employed outside the United States with such provisions as the Committee may deem appropriate to conform to local laws, practices and procedures.  All such sub-plans shall be subject to the limitations on the amount of Shares that may be issued under the Plan and, except to the extent otherwise provided in such plans, shall be subject to all of the provisions set forth herein.

18.           Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person or agent, designated by the Company for the receipt thereof.

19.           Expenses of the Plan.  All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

20.           Rights of Participants.

(a)           Rights or Claims.  No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement thereunder.  The liability of the Company or any Designated Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Designated Subsidiary or any other affiliate thereof or the Board or the Committee not expressly set forth in the Plan.  The grant of any option under the Plan shall not confer any rights upon the Participant holding such option other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such option, or to all options.  Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement thereunder shall be deemed to:

(i)            give any Participant the right to be retained in the service of the Company or any Designated Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(ii)           restrict in any way the right of the Company or any Designated Subsidiary to terminate, change or modify any Participant’s employment at any time with or without cause;

(iii)          constitute a contract of employment between the Company or any Designated Subsidiary and any Participant, nor shall it constitute a right to remain in the employ of the Company or any Designated Subsidiary;

(iv)          give any Employee of the Company or any Designated Subsidiary the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof,

from the Company and/or a Designated Subsidiary, nor be construed as limiting in any way the right of the Company and/or a Designated Subsidiary to determine, in its discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(v)           give any Participant any rights whatsoever with respect to any Share options except as specifically provided in the Plan and any applicable agreement thereunder.

(b)           Options.  Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to purchase any Shares under the Plan shall only result from continued employment with the Company or any Designated Subsidiary.

(c)           No Effects on Benefits; No Damages.  Any compensation received by a Participant under an option is not part of such Participant’s normal or expected compensation or salary for any purpose, as an employee or otherwise, including calculating salary compensation (in Czech “náhrada mzdy”) or average earning (in Czech “průměrný výdělek”), termination, indemnity, severance, obstacles at work, obstacles at work during termination period, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise.  A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of termination of service as an Employee of such Participant for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such termination of service, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation.  No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any option or Shares purchased under the Plan.

(d)           No Effect on Other Plans.  Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Designated Subsidiary, or prevent or limit the right of the Company or any Designated Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume options or other rights otherwise than under the Plan.

21.           Participants Deemed to Accept Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

22.           Price At Least Equal to Nominal Value.  For the avoidance of doubt, to the extent required by Netherlands law, the Exercise Price of any option shall not be less than the nominal value per Share in respect of which the option is being exercised.

23.           Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.  Notwithstanding any contrary Plan provisions prescribing the manner and form in which stock certificates may be issued and/or Shares may be held by or on behalf of Participants, the Company and any affiliate thereof shall have the right to make such alternative arrangements as they may, in their discretion, determine, and which may include, without limitation, the transfer of Shares and/or the issue of stock certificates to any nominee or trust or other third party arrangement established for the benefit in whole or in part of Participants.

24.           Governing Law.  The Plan and each agreement thereunder shall be governed by and construed in accordance with the laws of the State of New York, United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction; provided, however, that to the extent that a matter is mandatorily required to be governed by Netherlands law, it will be governed by the applicable provision of Netherlands law.  Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of New York, United States to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.

25.           No Constraint on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any Designated Subsidiary from taking any corporate action (including the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on the Plan, or any rights awarded Participants under the Plan.  No employee, beneficiary, or other person, shall have any claim against the Company or any Designated Subsidiary as a result of any such action.

26.           Section 16 of Exchange Act.  The provisions and operation of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act to the extent such rules are or become applicable to the Company.

27.           Requirements of Law; Limitations on Awards.

(a)           The Plan, the granting, acceptance and exercise of options and the issuance of Shares under the Plan and the Company’s obligation to sell and deliver Shares upon the exercise of options to purchase Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)           If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant or exercise of any option under the Plan, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c)           If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an option is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company, any Designated Subsidiary or any affiliate respectively thereof under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or options, and the right to exercise any option under the Plan shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company, any Designated Subsidiary or any such affiliate.

(d)           Upon termination of any period of suspension under Section 27(c), any option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e)           The Committee may require each person receiving Shares in connection with any option under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe.  The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any option as it deems appropriate.  Any such restrictions may be set forth in the applicable agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f)            An option and any Shares received upon the exercise of an option shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky, state or other securities laws applicable to such Shares.

28.           Data Protection.  By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company and any Designated Subsidiary, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan.  The Company and any Designated Subsidiary may share such information with any affiliate thereof, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Designated Subsidiary or any affiliate respectively thereof, or any division respectively thereof.

29.           Electronic Delivery.  Any reference in the Plan or any related agreement to a “written” agreement, document, statement, instrument or notice will include any agreement, document, statement, instrument or notice delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

30.           Drafting Context; Captions.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.  The word “Section” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires.  The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

31.           Effective Date.  The Plan shall become effective upon the date on which the Plan is approved by the general meeting of shareholders in accordance with the articles of association of the Company, or by written consent in lieu of a meeting the affirmative vote of the holders of a majority of the Shares which are present or represented and entitled to vote and voted at a meeting (the “Effective Date”), which approval must occur within the period ending twelve (12) months before or after the date the Plan is adopted by the Board, with due observance of the conflict of interest provision of the articles of association of the Company.